                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: December 11, 1995


Exact Name of Registrant                   Commission     I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
----------------------------------------   -----------   ------------------
   Hawaiian Electric Industries, Inc.           1-8503           99-0208097
   Hawaiian Electric Company, Inc.              1-4955           99-0040500



                                State of Hawaii
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                 (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
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             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

               (808) 543-5662 - Hawaiian Electric Industries, Inc.
               (808) 543-7771 - Hawaiian Electric Company, Inc.


                                     None
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         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On December 12, 1995, Hawaiian Electric Industries, Inc. (HEI) issued the following news release:

     HAWAIIAN ELECTRIC INDUSTRIES, INC. UTILITY SUBSIDIARY RECEIVES 1995 FINAL RATE ORDER

     HONOLULU -- Hawaiian Electric Industries, Inc. (NYSE - HE) reported that its electric utility subsidiary serving the island of Oahu yesterday received a final decision and order from the Hawaii Public Utilities Commission authorizing a $10.5 million, or 1.5%, increase in annual revenue. Hawaiian Electric Company (HECO) had requested an increase of $28.2 million. The order is based on an 11.4% return on average common equity and a 1995 calendar test year.

     Yesterday's order calls for a refund to HECO customers because the utility had previously received four interim increases during the year totalling $18.9 million on an annualized basis, or $8.4 million more than the amount that was finally approved. HEI's net income for the nine months ended September 30, 1995 would have been lower by about $4 million, or 14 cents per share, had the final order been in effect.

     The need to refund previously-reported revenues results primarily from the lower rate of return on common equity used by the commission in the final order. In its decision, the commission noted that interest rates have fallen considerably since the first interim increase was granted almost a year ago. The interim increases were based on a 12.6% return on common equity.

     The order also did not provide revenue to cover costs relating to postretirement executive life insurance. HECO is expected to writeoff a regulatory asset relating to such costs, resulting in a 1995 after-tax charge of about $1 million, or 3 cents per HEI share.

     Hawaiian Electric Industries is a diversified holding company that delivers essential services to the people of Hawaii through its electric utility, savings bank, maritime freight transportation and residential real estate development subsidiaries.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.    HAWAIIAN ELECTRIC COMPANY, INC.
         (Registrant)                          (Registrant)


/s/ Robert F. Mougeot                  /s/ Paul Oyer
------------------------------------  ------------------------------------
Robert F. Mougeot                     Paul A. Oyer
Financial Vice President and          Financial Vice President and Treasurer
 Chief Financial Officer              (Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)

Date:  December 13, 1995              Date:  December 13, 1995

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